CONSENT OF CHARTERED ACCOUNTANTS


To the Board of Directors of Gandalf Technologies Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 2-87578, No. 2-93961, No.33-31498, No. 33-31499, No. 33-50017,
No. 03-55221, No. 033-58691, No. 033-64375, No. 333-00783, No. 333-02677); on
FormS-4 (No. 33-41556); on Form S-3 (No. 33-42077) and in the related prospectuses therein of our reports dated May 13, 1997 on the consolidated financial statements and schedule of Gandalf Technologies Inc., which reports are included in this annual report on Form 10-K.



S/KPMG
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Chartered Accountants
Ottawa, Ontario
May 13, 1997